EXHIBIT 1
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the Ordinary Shares, par value US $0.0001 per share, of Solarfun Power Holdings Co., Ltd., and further agrees that this Joint Filing Agreement be included as an exhibit to such filings, provided that, as contemplated by Section 13d-1(k)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.
Dated: December 28, 2007

GOOD ENERGIES II LP acting by its General Partner GOOD ENERGIES GENERAL PARTNER JERSEY LIMITED

by:	/s/ Fintan Kennedy		/s/ John Hammill

	Name:	Fintan Kennedy	John Hammill
	Title:	Director	Director

COFRA JERSEY LIMITED

by:	/s/ Fintan Kennedy		/s/ John Hammill

	Name:	Fintan Kennedy	John Hammill
	Title:	Director	Director

GOOD ENERGIES INC

by:	/s/ Michelle S. Riley

	Name:	Michelle S. Riley
	Title:	Director, Vice President and Secretary

GOOD ENERGIES (UK) LLP acting by its managing member GOOD ENERGIES INVESTMENTS LIMITED

by:	/s/ Andrew Lee		/s/ Wayne Woo

	Name:	Andrew Lee	Wayne Woo
	Title:	Director	Director

GOOD ENERGIES AG

by:	/s/ Marcel Brenninkmeijer

	Name:	Marcel Brenninkmeijer
	Title:	Director

GOOD ENERGIES INVESTMENTS (JERSEY) LIMITED

by:	/s/ Fintan Kennedy		/s/ John Hammill

	Name:	Fintan Kennedy	John Hammill
	Title:	Director	Director

COFRA HOLDING AG

by:	/s/ Andrew Vellani		/s/ Rob Smeele

	Name:	Andrew Vellani	Rob Smeele
	Title:	Director	Authorized Signatory

FIDARC SARL

by:	/s / Michel de Groote		/s/ Raf Bogaerts

	Name:	Michel de Groote	Raf Bogaerts
	Title:	Manager	Manger

GOOD ENERGIES HOLDINGS LIMITED

by:	/s/ A.B.S. Garden

	Name:	A.B.S. Garden
	Title:	Director

THE BANBURY SETTLEMENT THROUGH FIRCROFT LIMITED AS TRUSTEE

by:	/s/ Louise Adams

	Name:	Louise Adams
	Title:	Director